Exhibit 99


Enesco Acquires the Gregg Gift Company; Deal Increases Enesco's
Presence in Growing Inspirational Giftware Marketplace

    ITASCA, Ill.--(BUSINESS WIRE)--March 1, 2004--Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industry, today announced the acquisition of the Gregg Gift Company, a supplier of branded and specialty giftware targeted to the growing inspirational marketplace. Headquartered in Irvine, Calif., Gregg Gift provides distinctive personal accessories such as book covers, organizers and tote bags as well as home decor accents.
    Enesco paid approximately $7.3 million in cash to acquire the firm, which is expected to be accretive to earnings in 2004. Gregg Gift generated worldwide sales of approximately $11 million in 2003 and has experienced steady revenue growth for the past five years.
    The acquisition offers Enesco more product categories, increased distribution, and a stronger position in the inspirational marketplace. Gregg Gift's products currently are distributed through Christian retail, mass market, catalogs, book retailers, and gift and stationery stores.
    "This acquisition clearly exemplifies Enesco's long-term strategy for growth," said Dan DalleMolle, president and CEO of Enesco. "With an experienced management team, solid merchandising and marketing programs, and high-margin product designs, the Gregg Gift Company complements our overall mission, especially in the area of channel management."
    Friend & Company, the investment banking division of B. Riley & Co., represented the Gregg Gift Company and initiated the transaction with Enesco.
    Gregg Gift will remain headquartered in California and will operate as a subsidiary of Enesco Group, Inc.

    About Enesco Group, Inc.

    Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network leads the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halycon Days, Lilliput Lane, Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

    About Gregg Gift Company

    Headquartered in Irvine, California, Gregg Gift Company is a leading manufacturer of "inspirational" specialty giftware. The Company's branded products include diverse lines of book covers, organizers, totebags, home decor and other accessories. These unique products are comprised of proprietary in-house designs as well as designs incorporating licensed artwork from such recognized artists and authors as Thomas Kinkade, Mary Engelbreit, Debbie Mumm and Susan Winget.

    About Friend & Company

    Headquartered in Irvine, Calif., Friend & Company specializes in capital formation through institutional private placements of equity and subordinated debt, merger and acquisition activities and public securities issuance for middle market companies.

    This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures effecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.

    In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.


    CONTACT: Enesco Group, Inc.
             Investor Contact
             Tom Bradley, 630-875-5990
             tbradley@enesco.com
             or
             for Gregg Gift
             Andre Guardi, 949-852-9911
             aguardi@friend-co.com